UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2014, the boards of directors of WGL Holdings, Inc. (WGL Holdings) and its wholly-owned subsidiary, Washington Gas Light Company (Washington Gas), elected Ms. Dale S. Rosenthal to serve on their respective boards as a director beginning on October 1, 2014 until the next succeeding annual meeting of shareholders, or until her successor may be duly qualified and elected. WGL Holdings and Washington Gas are referred to collectively below in this Current Report as the “Companies.”

The Companies have not entered into any transactions with Ms. Rosenthal identified in Item 404(a) of Regulation S-K and she will not be employed by the Companies. The Board of Directors has determined that Ms. Rosenthal is independent within the meaning of New York Stock Exchange rules. Further, Ms. Rosenthal was not elected pursuant to an arrangement or understanding between her and any other person. The Board of Directors of each Company has appointed Ms. Rosenthal to serve on the audit committee, effective as of October 1, 2014.

Ms. Rosenthal will receive compensation for her service as a director (e.g., attending meetings and educational seminars) in accordance with the director compensation program of the Companies which includes the WGL Holdings Directors’ Stock Compensation Plan (the “Plan”). Pursuant to the Plan, each director annually receives an amount of WGL Holdings common stock equal to $85,000 in value. Under the Plan, on October 1, 2014, Ms. Rosenthal will receive an award of WGL Holdings common stock equal to $21,250 in value as part of her compensation as a director for calendar year 2014. The amount of stock awarded will be determined using the closing price of WGL Holdings common stock on October 1, 2014.

A detailed description of the Companies’ director compensation program can be found in the WGL Holdings, Inc. proxy statement filed on Schedule 14A with the Securities and Exchange Commission on January 23, 2014.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The board of directors of Washington Gas amended Article II, Section 1 of the bylaws of Washington Gas at a meeting of the board held on September 24, 2014. The bylaw amendment increases the size of the Washington Gas board of directors from eight to nine persons. The bylaw amendment was effective September 24, 2014.

Item 8.01.	Other Events

On September 29, 2014, WGL Holdings and Washington Gas issued a press release related to the election of Ms. Dale S. Rosenthal to the boards of directors of the companies. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit No.	Description

3(ii)	Article II, Section 1 of the Bylaws of Washington Gas, as amended effective September 24, 2014

99.1	Press Release dated September 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: September 30, 2014	By:	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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